UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – November 22, 2005

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 7.01   Regulation FD

On November 21, 2005, Questar Corporation issued a press release announcing that Rockies Express Pipeline LLC has signed a binding memorandum of understanding (MOU) with Overthrust Pipeline Company, a Questar subsidiary, to enter into a long-term capacity lease for up to 1.5 billion

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

         99.1

Release issued November 21, 2005, by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

November 21, 2005

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

        99.1

Release issued November 21, 2005 by Questar Corporation.

KINDER MORGAN-SEMPRA ENERGY SIGN CAPACITY LEASE AGREEMENT WITH OVERTHRUST PIPELINE COMPANY TO SUPPORT ROCKIES EXPRESS BY ACCESSING OPAL

HOUSTON, Nov. 21, 2005 – Kinder Morgan Energy Partners, L.P. (NYSE: KMP), Sempra Pipelines & Storage, a unit of Sempra Energy (NYSE: SRE), and Questar Corp. (NYSE: STR) today announced that Rockies Express Pipeline LLC has signed a binding memorandum of understanding (MOU) with Overthrust Pipeline Company, a Questar subsidiary, to enter into a long- term capacity lease for up to 1.5 billion cubic feet per day of natural gas to support the extension and expansion of the Entrega Gas Pipeline. The capacity lease will effectively extend Entrega approximately 140 miles from the Wamsutter Hub in Sweetwater County, Wyo., westward to the Opal Hub in Lincoln County, Wyo. Entrega will connect with the proposed Rockies Express Pipeline to provide seamless transportation from Rocky Mountain production areas to eastern Ohio.

Under the capacity lease agreement, which will accommodate shipper commitments received in the binding Entrega open season currently under way, Overthrust will transport natural gas received from the Opal Hub and from numerous pipeline interconnects and processing plants along its route, and deliver it to Entrega at the Wamsutter Hub. Overthrust plans to construct new interconnections from its existing 88-mile, 36-inch diameter pipeline to various receipt points in the area of the Opal Hub, and from the current terminus of the Overthrust system at the Kanda Station near Rock Springs, Wyo., to physically connect with Entrega at Wamsutter. In addition, Overthrust will add compression to handle the capacity lease quantity. Approval from the Federal Energy Regulatory Commission (FERC) is required to construct these facilities. The expected in service date of the new facilities and effective date of the capacity lease will coincide with the anticipated start of operations on the first segment of the Rockies Express Pipeline. Capital expenditures and revenues will depend on the results of the open seasons now underway.

“The capacity lease agreement between Rockies Express and Overthrust provides access to significant sources of existing and future natural gas production in western Wyoming, and moves us another step forward towards making the Rockies Express Pipeline a reality,” said Scott Parker, president of KMP’s Natural Gas Pipelines Group. “The MOU highlights the cooperative efforts between Rockies Express and Overthrust to increase the value of reliable, long-lived and growing Rocky Mountain production by providing unprecedented access to the upper Midwest and Eastern United States markets.”

“Overthrust is pleased to provide an important transportation link to Entrega between Opal and the Wamsutter Hub,” said Allan Bradley, president and COO of Questar Pipeline Company. “Rockies natural gas production is growing and will continue to grow. Existing pipelines out of the Rockies are full. We need more pipelines, to move more gas – and they need to be built soon. Questar intends to do its part to ensure these pipelines get built.”

The 330-mile Entrega pipeline, which has been approved by the FERC, is currently under construction from the Meeker Hub in Rio Blanco County, Colo., to the Wamsutter Hub. Under the terms of a recently executed purchase and sale agreement with an affiliate of EnCana Corporation (TSX, NYSE: ECA), which is anticipated to close in the first quarter of 2006, the Kinder Morgan-Sempra Pipelines & Storage group will construct the second segment of Entrega that will extend from Wamsutter to the Cheyenne Hub in Weld County, Colo.

In other news related to the Rockies Express Pipeline, the FERC has commenced the prefiling process for the project by beginning the National Environmental Policy Act review, a key step in the regulatory process. The approximately 1,350-mile, 42-inch diameter Rockies Express Pipeline will be the largest natural gas pipeline built in the United States in more than 20 years. The planned route of the pipeline originates at the Cheyenne Hub and extends to the Clarington Hub in eastern Ohio. Pending shipper commitments and regulatory approvals, the first segment of the proposed Rockies Express Pipeline is projected to be in service by late 2007. The second and third segments of the pipeline are expected to begin service in 2008 and 2009, respectively.

Information related to Entrega and the Rockies Express Pipeline open seasons can be obtained by contacting Jeff Rawls at Kinder Morgan (303) 914-4903 or Ryan O’Neal at Sempra Pipelines & Storage (619) 696-4585. Additional details related to the projects can be obtained from the Rockies Express web page at www.kindermorgan.com. Information about Overthrust Pipeline can be obtained by contacting Shelley Wright at Questar Pipeline (801) 324-2509 or at www.questarpipeline.com.

Kinder Morgan Energy Partners, L.P. is one of the largest publicly traded pipeline limited partnerships in America. KMP owns or operates more than 25,000 miles of pipelines and approximately 145 terminals. Its pipelines transport more than 2 million barrels per day of gasoline and other petroleum products and up to 8.4 billion cubic feet per day of natural gas. Its terminals handle over 80 million tons of coal and other dry-bulk materials annually and have a liquids storage capacity of approximately 65 million barrels for petroleum products and chemicals. KMP is also the leading provider of CO2 for enhanced oil recovery projects in the United States.

The general partner of KMP is owned by Kinder Morgan, Inc. (NYSE: KMI), one of the largest energy transportation and storage companies in America. Combined, the two companies have an enterprise value of more than $30 billion.

Sempra Pipelines & Storage acquires, builds and operates natural gas pipelines and storage facilities in Mexico and the United States. Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2004 revenues of $9.4 billion. The Sempra Energy companies’ 13,000 employees serve more than 29 million consumers in the United States, Europe, Canada, Mexico, South America and Asia.

Overthrust Pipeline Company is a wholly owned subsidiary of Questar Corp. (NYSE:STR). Questar Corp. is a natural gas-focused energy company with an enterprise value of approximately $8 billion. Headquartered in Salt Lake City, Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas, primarily in the Rocky Mountain Region of the United States.

This news release includes forward-looking statements. Although Kinder Morgan believes that its expectations are based on reasonable assumptions, it can give no assurance that such assumptions will materialize. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein are enumerated in Kinder Morgan’s Forms 10-K and 10-Q as filed with the Securities and Exchange Commission.

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When Sempra Energy uses words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “would,” “should” or similar expressions, or when Sempra Energy discusses its strategy or plans, the company is making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, the California State Legislature, the California Department of Water Resources, the Federal Energy Regulatory Commission and other regulatory bodies in the United States and other countries; capital markets conditions, inflation rates, interest rates and exchange rates; energy and trading markets, including the timing and extent of changes in commodity prices; the availability of natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental, and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company. These risks and uncertainties are further discussed in the company’s reports filed with the Securities and Exchange Commission that are available through the EDGAR system without charge at its Web site, www.sec.gov and on the company’s Web site, www.sempra.com.

Sempra Pipelines & Storage is not the same company as the utilities, SDG&E or SoCalGas, and Sempra Pipelines & Storage is not regulated by the California Public Utilities Commission.